UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2019

KENTUCKY BANCSHARES, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	000-52598	61-0993464
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

P.O. Box 157, Paris, Kentucky (Address of principal executive offices)	40362-0157 (Zip code)

(859)  987-1795

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTYB	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.0.   Other Events.

Kentucky Bancshares, Inc. (the “Company”) is filing this Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) for the purpose of updating the description of its capital stock. The Company intends to incorporate this description by reference into certain of its other filings with the SEC.

This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to the Kentucky Business Corporation Act (“KBCA”), the Company’s second amended and restated articles of incorporation, the Company’s amended and restated bylaws and federal law governing bank holding companies. We urge you to read the applicable provisions of the KBCA, the Company’s second amended and restated articles of incorporation, the Company’s amended and restated bylaws and federal law governing bank holding companies carefully in their entirety.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

The Company is authorized to issue 20,000,000 shares of common stock of no par value, and 300,000 shares of serial preferred stock, no par value. As of November 29, 2019, there were 5,913,922 shares of Company common stock issued and outstanding. No shares of Company preferred stock are presently outstanding. Company common stock represents nonwithdrawable capital, is not an account of an insurable type and is not insured by the FDIC or any other governmental authority.

Issuance of Additional Shares

The Company’s board of directors may authorize the issuance of additional shares of common stock up to the amounts authorized in its articles, without shareholder approval, subject only to the restrictions of the KBCA and the Company’s second amended and restated articles of incorporation.

The Company’s board of directors may also authorize the issuance of preferred stock up to the amounts authorized in its articles, without shareholder approval, possessing voting and conversion rights that could adversely affect the voting power of the Company’s common shareholders, subject to any restrictions imposed on the issuance of such shares by the KBCA and the Company’s second amended and restated articles of incorporation.

Company Common Stock

Dividends. The Company can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of Company common stock are entitled to receive and share equally in such dividends as may be declared by the board of directors out of funds legally available therefor. If the Company issues preferred stock, the holders thereof may have a priority over the holders of common stock with respect to dividends.

Voting Rights. The holders of Company common stock possess voting rights in the Company at one vote per share. They elect the Company’s board of directors and act on such other matters as are required to be presented to them under Kentucky law or the Company’s second amended and restated articles of incorporation or as are otherwise presented to them by the board of directors. Each holder of Company common stock is generally entitled to one vote per share and may cumulate his or her votes in the election of directors, ensuring certain minority voting blocks will be able to elect representation to the board.

“Cumulative voting rights” means each shareholder is entitled to cast all of his or her votes for a single nominee for the board of directors. This is in contrast to “regular” or “plurality” voting in which shareholders may not give more than one vote per share to any single director nominee. For example, if the Company had four director nominees, then a shareholder holding 500 shares (with one vote per share), under the regular method could vote a maximum of 500 shares for each one candidate (giving the shareholder 2,000 votes total—500 votes per each of the four candidates). With cumulative voting, the Company shareholder is afforded the 2,000 votes from the start and could choose to vote all 2,000 votes for one candidate, 1,000 for each of two candidates, or otherwise divide his or her votes whichever way he or she wanted.

If the Company issues preferred stock, holders of the preferred stock may have the right to vote with the holders of common stock as a single class or have voting rights as a separate class.

Number and Classification of Directors.  Authority to direct the management of the Company’s business and affairs is vested in its board of directors. The Company’s second amended and restated articles of incorporation provide for a board of directors consisting of not fewer than five (5) nor more than fifteen (15) members, the exact number of directors to be determined from time to time by a majority of the entire board of directors. The Company’s board currently consists of ten (10) members.

The board of directors is divided into three classes. Each class of directors serves a three-year term, with one class of directors elected at each annual meeting of shareholders.

The purpose of dividing the board of directors into classes is to facilitate continuity and stability of leadership by ensuring that experienced personnel familiar with the Company will be represented on the board of directors at all times, and to permit management to plan for the future. However, the effect of having a classified board of directors is that only approximately one-third of the members of the board of directors in question are elected each year. As a result, two annual meetings are required to change a majority of the members of the Company’s board of directors. By potentially delaying the time within which an acquirer could obtain working control of the Company’s board of directors, such provisions may discourage some potential mergers, tender offers and takeover attempts.

Board of Director Vacancies.  The Company’s second amended and restated articles of incorporation provide that vacancies in the board of directors shall be filled by a majority vote of the whole board of directors then in office, whether or not a quorum. Any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires and when the director’s successor is elected and qualified.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the holders of the then-outstanding common stock would be entitled to receive all of the assets of the Company available for distribution after payment or provision for payment of all of the Company’s debts and liabilities.  If the Company issues preferred stock, the holders thereof may have a priority over the Company common stock shareholders in the event of liquidation or dissolution.

Preemptive Rights. The Company’s common stock shareholders do not have preemptive rights to purchase any shares which may be issued in the future.

Redemption. Company common stock is not subject to redemption.

Limitations on Business Combinations. In order to approve a business combination involving an interested shareholder, Company’s second amended and restated articles of incorporation require the affirmative vote of the holders of (a) at least 67% of all outstanding shares entitled to vote in an election of directors and (b) a majority of the outstanding shares entitled to vote in an election of directors that are not owned directly or indirectly by the interested shareholder. A “business combination” may include:

•	a merger or consolidation with an interested shareholder or affiliate,
•	a share exchange involving the Company and an interested shareholder or affiliate,
•	the sale, lease, exchange, transfer or other disposition of all or a substantial part of the Company’s assets with an interested shareholder or affiliate,
•	the issuance of securities to an interested shareholder or affiliate,

•	a reclassification or recapitalization that would increase the voting shares of the Company which are owned by an interested shareholder or affiliate, or
•	a dissolution or liquidation of the Company when such dissolution or liquidation is proposed by or is on behalf of an interested shareholder.

An “interested shareholder” is any person who, by itself or with affiliates or associates, owns ten percent (10%) or more of the Company’s outstanding securities entitled to vote, or is a person who was assigned or succeeded to such person’s shares.

However, a vote of sixty-seven percent (67%) is not required for the approval of a business combination if such transaction is approved by a majority of “disinterested directors”. In such cases, a business combination must be approved by the affirmative vote of a majority of the Company’s outstanding shares of common stock.

“Disinterested directors” means any member of the board of directors who is unaffiliated with the interested shareholder and was a member of the board prior to the time that the interested shareholder became an interested shareholder. It also includes any successor of a disinterested director who is not an affiliate of an interested shareholder and who is recommended to succeed a disinterested director by a majority of the disinterested directors then on the board.

As a Kentucky corporation, the Company is subject to certain additional restrictions on business combinations under Kentucky law, including, the prohibition from engaging in a transaction with an interested shareholder for five years following the acquisition of such 10% or greater stake, unless the board, by a majority vote of the independent directors who are continuing directors, approves the combination prior to the 10% or greater acquisition.

The requirement of a supermajority vote of shareholders to approve certain business transactions may discourage a change in control of the Company by allowing a minority of shareholders to prevent a transaction favored by the majority of the shareholders. The primary purpose of the supermajority vote requirement is to encourage negotiations with the Company by groups or corporations interested in acquiring control of the Company and to reduce the danger of a forced merger or sale of assets.

Amendment of Bylaws. The board of directors may adopt, amend or repeal the Company’s bylaws by a majority vote of the entire board of directors. The bylaws may also be amended or repealed by action of the Company’s shareholders, provided that the holders of at least eighty percent (80%) of the outstanding voting shares of the Company must approve the alteration, amendment or repeal of provisions regarding advance notice of shareholder business at the annual meeting and nominations of director candidates.

Amendment of the Second Amended and Restated Articles of Incorporation. The KBCA generally requires that a majority of the board of directors adopt a proposed amendment to the articles of incorporation and recommend it for the approval of shareholders. The amendment must then be approved by the affirmative vote of (a) a majority of the shares entitled to vote of any voting group for whom the amendment would create dissenters’ rights and (b) a plurality of the other shares voting on the amendment at a meeting of shareholders at which a quorum is present.

The following provisions of the Company’s articles may only be altered, amended or repealed by the affirmative vote of the holders of (a) at least two-thirds (2/3) of the outstanding shares of Company common stock entitled to vote generally in the election of directors and (b) a majority of all shares entitled to vote in the election of directors excluding certain shareholders who generally own ten percent (10%) or more of the outstanding shares of the Company or its subsidiaries.

•	Article V - Board of Directors,
•	Article VI - Bylaws,
•	Article VII - Higher Vote for Certain Business Combinations Required,
•	Article VIII - Shareholder Action,
•	Article IX - Indemnification and Insurance,
•	Article X - Limitation on Director Liability,
•	Article XII - Change in Control Proposals, and

•	Article XIII -Super Majority Approval for Certain Amendments to These Amended and Restated Articles of Incorporation.

Kentucky Bancshares Preferred Stock

The board of directors of the Company is authorized to issue preferred stock in series and fix and state voting powers, designations, preferences or other special rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof. The Company’s preferred stock may rank prior to common stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into Company common stock. The holders of any class or series of preferred stock also may have the right to vote separately as a class or series under the terms of such class or series or as may be otherwise provided by Kentucky law.   The Company does not have any current plans to issue any preferred stock.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit No.    Description

3.1Second Amended and Restated Articles of Incorporation of Kentucky Bancshares, Inc.

3.2Amended and Restated Bylaws of Kentucky Bancshares, Inc.

3.3Amendment to Amended and Restated Bylaws of Kentucky Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April
KENTUCKY BANCSHARES, INC.

Date: December 4, 2019	By	/s/ Gregory J. Dawson
Gregory J. Dawson
Chief Financial Officer